UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 5, 2023

TELESIS BIO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40497	45-1216839
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10431 Wateridge Circle, Suite 150, San Diego,

CA

92121

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (858) 228-4115

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TBIO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02	Unregistered Sale of Equity Securities.

As previously disclosed on a Current Report on Form 8-K filed with the Securities and Exchange Commission on May 31, 2023 (the “Prior 8-K”), Telesis Bio Inc. (the “Company”) entered into a redeemable convertible preferred stock and warrant purchase agreement with Novalis LifeSciences Investments II, L.P. and certain other investors, including current investors Northpond Ventures, LP, BroadOak Fund IV LLC and M-185 Corporation, an affiliate of the Company’s Chief Executive Officer, Todd Nelson (collectively, the “Investors”), on May 31, 2023, pursuant to which the Company agreed to issue and sell to the Investors in a private placement (the “Private Placement”) (i) an aggregate of 280,000 shares of its newly designated redeemable convertible preferred stock, par value $0.0001 per share (the “Redeemable Convertible Preferred”), (ii) warrants with a term of two years (such warrants, the “Short-Term Warrants”) to purchase an aggregate of 5,923,921 shares of the Company’s common stock (the “Common Stock”), and (iii) warrants with a term of seven years (such warrants, the “Long-Term Warrants” and, together with the Short-Term Warrants, the “Warrants”) to purchase an aggregate of 11,847,840 shares of Common Stock. The Redeemable Convertible Preferred were sold in fixed combinations with the Warrants, with each Investor receiving (a) a Short-Term Warrant to purchase one-half of a share of Common Stock per each share of Common Stock initially underlying the Redeemable Convertible Preferred purchased by such Investor and (b) a Long-Term Warrant to purchase one share of Common Stock per each share of Common Stock initially underlying the Redeemable Convertible Preferred purchased by such Investor. The purchase price per share of Redeemable Convertible Preferred and accompanying Short-Term Warrant and Long-Term Warrant was $100.00. On June 5, 2023, the Private Placement closed, resulting in initial gross proceeds of $28.0 million to the Company.

The terms and forms of the Redeemable Convertible Preferred and Warrants were filed previously with the SEC in the Prior 8-K and are incorporated herein by reference.

In addition, pursuant to a letter agreement between the Company and H.C. Wainwright & Co., LLC (“HCW”), pursuant to which HCW acted as a financial advisor to the Company, the Company issued warrants for an aggregate of 355,435 shares of common stock to affiliates of HCW. Such warrants shall have a five-year term and an exercise price of $2.9541. The form of warrant issued to the HCW affiliate is attached hereto as Ex 4.1.

The Company issued the securities in the Private Placement to “accredited investors,” as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act and corresponding provisions of state securities or “blue sky” laws.

Item 3.03	Material Modifications of Rights of Security Holders.

In connection with the closing of the Private Placement, the Company filed a Certificate of Designation with the Secretary of State of the State of Delaware that sets forth the rights, privileges and preferences of the Redeemable Convertible Preferred.

A copy of the Certificate of Designation is attached hereto as Exhibit 3.1 and incorporated herein by reference. The foregoing description of the Certificate of Designation is qualified in its entirety by reference to Exhibit 3.1 attached hereto.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2023, immediately following the closing of the Private Placement, the Board of Directors of the Company was increased from seven to eight directors and Paul Meister, a partner at Novalis LifeSciences LLC, was appointed as a director of the Company to fill the resulting vacancy.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the closing of the Private Placement, the Company filed with the Secretary of State of the State of Delaware the Certificate of Designation attached hereto as Exhibit 3.1 and incorporated herein by reference. The Certificate of Designation establishes and designates the Redeemable Convertible Preferred and the rights, preferences and privileges thereof.

Item 8.01	Other Events.

On June 5, 2023, the Company issued a press release entitled “Telesis Bio Announces Closing of $28.0 Million Private Placement of Preferred Stock - And Warrants to Purchase an Additional $46.2 Million of Common Stock”. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Designation of Redeemable Convertible Preferred Stock.

4.1	Form of Warrant issued to an affiliate of H.C. Wainwright & Co., LLC.

99.1	Press Release titled “Telesis Bio Announces Closing of $28.0 Million Private Placement of Preferred Stock - And Warrants to Purchase an Additional $46.2 Million of Common Stock” issued by Telesis Bio Inc. on June 5, 2023.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2023	TELESIS BIO INC.

	By:	/s/Todd R. Nelson
Todd R. Nelson
Chief Executive Officer